Exhibit 10(e)(i)

AMENDMENT
TO THE
ARROW ELECTRONICS, INC.
NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

As Amended and Restated Effective July 1, 2018

The Arrow Electronics, Inc. Non-Employee Directors Deferred Compensation Plan, as it was last amended and restated effective July 1, 2018 (the “Plan”), is hereby amended as follows
1.    Effective December 31, 2019, the following sentences hereby are added to the end of Section 3.1:
“Deferrals of Compensation earned after December 31, 2019, will be limited to deferrals of Compensation into Deferred Stock Units under the Non-Employee Directors Deferred Stock Unit Plan set forth in Exhibit A. As clarification, deferral elections may not be made for Compensation earned after December 31, 2019, except for deferrals of Compensation to Deferred Stock Units.”